
<ARTICLE> 5
<LEGEND>
This Schedule Contains Summary Financial Information Extracted From
The Annual Financial Statements For The Year 1997 Of E. I. du Pont de Nemours and Company And Consolidated Subsidiaries. The Schedule
Is Qualified In Its Entirety By Reference To Such Financial Statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                           1,004
<SECURITIES>                                       135
<RECEIVABLES>                                    4,309<F1>
<ALLOWANCES>                                        66
<INVENTORY>                                      2,792
<CURRENT-ASSETS>                                 9,100
<PP&E>                                          32,911
<DEPRECIATION>                                  20,310
<TOTAL-ASSETS>                                  36,844
<CURRENT-LIABILITIES>                           11,219
<BONDS>                                          5,897
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        237
<COMMON>                                           346
<OTHER-SE>                                      10,840
<TOTAL-LIABILITY-AND-EQUITY>                    36,844
<SALES>                                         24,089
<TOTAL-REVENUES>                                25,094
<CGS>                                           14,888<F2>
<TOTAL-COSTS>                                   21,876<F3>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 389
<INCOME-PRETAX>                                  2,829
<INCOME-TAX>                                     1,354
<INCOME-CONTINUING>                              1,432
<DISCONTINUED>                                     973
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,405
<EPS-PRIMARY>                                     2.12
<EPS-DILUTED>                                     2.08

<F1>Includes Other Accounts In Addition To Notes And Accounts
Receivable-Trade.
<F2>Includes Other Operating Charges.
<F3>Cost of Goods Sold and Other Operating Charges; Selling, General
and Administrative Expenses; Depreciation and Amortization;
Research and Development Expense; Taxes Other Than On Income;
Purchased In-Process Research and Development; and Writedown of
Assets and Other Related Costs.

